Exhibit 32.2

CERTIFICATION OF INTERIM CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Air T, Inc. (the “Company”) Annual Report on Form 10-K for the year ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Seth Barkett, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 28, 2019	/s/ Seth Barkett
Seth Barkett, Interim Chief Financial Officer and Director